Exhibit 99.1

Jameson Inns, Inc.                         PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 901-9020 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

July 25, 2002

Contact: Craig R. Kitchin
    President and Chief Financial Officer
    (770) 901-9020

Jameson Inns Announces Second Quarter Common Dividend

Atlanta, GA, July 25/PRNewswire/—Jameson Inns, Inc. (NASDAQ: JAMS), today announced that its Board of Directors has declared the Company’s regular quarterly cash dividend of $.05 per share on its common stock for the second quarter ended June 30, 2002. The dividend is payable on August 20, 2002 to shareholders of record as of August 2, 2002.

Jameson Inns is a hotel real estate investment trust (REIT) which owns limited-service hotel properties operating as Jameson Inns and Signature Inns. For more information, visit www.jamesoninns.com